Release:    October 14, 2016

CP well-positioned to move delayed grain crop, establishing supply chain scorecard

Calgary, AB – Canadian Pacific (TSX: CP) (NYSE: CP) is ready to move the delayed Western Canadian grain crop to market, and is highlighting supply chain accountability with its supply chain scorecard.

“We have all the assets in place to move the crop to market, but given wet weather, snow and other factors, the vast majority of the crop is not yet ready to move,” said CP’s CEO, E. Hunter Harrison. “While CP is just one part of the global supply chain, we are taking a leadership role in ensuring the supply chain works together so that the Canadian economy – including farmers and shippers – reaps maximum benefit.”
Despite forecasts for a record or near-record crop and CP’s early preparations, as a result of the delayed harvest year-to-date CP has moved less Canadian grain than in 2014-15 and less than the three-year average. In each of the last three full crop years, including during the extraordinary winter and crop of 2013-14, CP moved record volumes of grain. The grain supply chain in Canada, like most efficient supply chains, works best when demand is well-distributed throughout the year.
“We remain committed to working with the supply chain to move Canadian grain to market, as opposed to the finger-pointing of the past,” said Harrison. “Our supply chain is built to deliver grain throughout the year and depends on all the various pieces working together collaboratively. Our new supply chain scorecard will help tell that story while holding us and the rest of the supply chain accountable.”

Working in close collaboration with Canadian government officials, CP has been developing a system that will allow for open and transparent sharing of information to government on its grain movements. In addition to the information being shared with Transport Canada, and consistent with data provided post 2013-14 crop-year and the minimum mandate, CP is voluntarily launching a weekly supply chain scorecard Wednesday, October 19 at www.cpr.ca/grain. The scorecard will outline CP’s performance for the previous grain week and will include, when necessary, detailed information on any internal or external factors affecting grain movement.
CP continues to make significant investments in its infrastructure to move grain more efficiently. Over the past few years CP has invested record amounts of private sector capital into capacity-building improvements to meet the expanding needs of our customers. Recent supply chain partner investments are encouraging, especially in grain country elevator capacity and port capacity. These investments in all of the interconnected elements of the supply chain are critical to a strong, efficient and reliable system that has the capacity to move Canada's grain crop each year.
CP's development and innovation in its Dedicated Train Program (DTP) provides customers with greater clarity and control of car supply to manage their supply chain. CP has received positive feedback on this service which allowed customers to have a clear and guaranteed amount of rail capacity. As customers utilize these assets more effectively, through either investments or by operating more efficiently, they receive the direct benefit.

In order for the system to move record volumes of grain, it is essential that port terminals such as Vancouver operate on a 24/7 basis, remain fluid and that the seaway, especially the Port of Thunder Bay, be utilized to take pressure off Vancouver.
CP also sent a letter to the federal ministers of transportation and agriculture outlining preparation for the crop year and calling for supply chain collaboration. It can be downloaded at www.cpr.ca/grain.
Note on forward-looking information
This news release contains certain forward-looking information within the meaning of applicable securities laws relating, but not limited, to our operations, priorities and plans, anticipated financial performance, business prospects, planned capital expenditures, programs and strategies. This forward-looking information also includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions and results of operations or performance. Forward-looking information may contain statements with words or headings such as "financial expectations", "key assumptions", "anticipate", "believe", "expect", "plan", "will", "outlook", "should" or similar words suggesting future outcomes. To the extent that CP has provided guidance using non-GAAP financial measures, the Company may not be able to provide a reconciliation to a GAAP measure, due to unknown variables and uncertainty related to future results.
Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward-looking information is not a guarantee of future performance. By its nature, CP's forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information, including but not limited to the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes.  The foregoing list of factors is not exhaustive.
These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Item 1A - Risk Factors" and "Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information" in CP's annual and interim reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on forward-looking information. Forward-looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.
About Canadian Pacific
Canadian Pacific (TSX:CP)(NYSE:CP) is a transcontinental railway in Canada and the United States with direct links to eight major ports, including Vancouver and Montreal, providing North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP.
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